Exhibit 10.1

THIRD AMENDMENT

THIS THIRD AMENDMENT dated October 29, 2010, is entered into by and between UNITED AIR LINES, INC., (“UA”) and Great Lakes Aviation, Ltd., (“ZK”), (United and Great Lakes, each a “Party” and together, the “Parties”).

RECITALS

WHEREAS, UA and ZK have previously executed that certain Code Share and Regulatory Cooperation and Marketing Agreement effective as of May 1, 2001, as amended from time to time (United Contract No. 155716; the “Agreement”); and

WHEREAS, pursuant to Section 22 of the Agreement, the parties may modify or amend the Agreement; and

WHEREAS, the Parties have mutually agreed to revise the Agreement in accordance with the terms and conditions of this Third Amendment; and

NOW, THEREFORE, in consideration of the promises and the mutual obligations hereinafter set forth, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. All capitalized terms not otherwise defined in this Third Amendment shall have the meanings given them in the Agreement. In the event of conflict between the terms of this Third Amendment and the terms of the Agreement, the terms of this Third Amendment shall prevail.

2. Section 5 of the Agreement - Term - is deleted and restated in its entirety to read as follows:

“This Agreement, as amended, will continue through and expire on May 1, 2011; provided, however, that this Agreement may be terminated by either party at that party’s election for convenience and, without cause, upon one hundred and eighty (180) days’ prior written notice.”

3. Section A of the Attachment 1 of the Agreement - Effective as of November 1, 2010, ** is hereby deleted and restated in its entirety to read as follows:

**[Two pages omitted]

4. Counterparts. This Third Amendment may be executed in any number of counterparts, by original or facsimile signature, each of which when executed and delivered shall be deemed an original and such counterparts together shall constitute one and the same instrument.

5. Full Force. The terms of this Third Amendment and the recitals to this Third Amendment are deemed to be incorporated in, and made a part of, the Agreement. Except as otherwise amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, UA and ZK have executed this Third Amendment as set forth herein.

UNITED AIR LINES, INC.	GREAT LAKES AVIATION, LTD.

By: /s/ Mark Schwalb	By: /s/ Charles R. Howell IV
Name: Mark Schwalb	Names: Charles R. Howell IV
Title: Sr. VP Alliances	Title: Chief Executive Officer
Date: November 1, 2010	Date: October 29, 2010

**	Certain information in the publicly filed version of this document has been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. The redacted material has been filed separately with the Commission.

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